EXHIBIT 99.1

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED ANNOUNCES AGREEMENTS WITH VENTAS

FACILITATING STRATEGIC EXIT FROM SKILLED NURSING FACILITY BUSINESS

LOUISVILLE, Ky. (November 14, 2016) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has entered into agreements with Ventas, Inc. (“Ventas”) (NYSE:VTR) to facilitate the Company’s previously announced plan to exit the skilled nursing facility business.

Kindred has initiated a process to sell all of its owned and leased nursing centers, which includes all 36 skilled nursing facilities (the “Ventas Properties”) currently leased from Ventas. The agreements with Ventas provide Kindred with the option to acquire the real estate for all of the Ventas Properties for an aggregate consideration of $700 million. The agreements with Ventas also provide that, through October 31, 2018, Kindred has the right to find one or more purchasers of the Ventas Properties. As Kindred locates new owners/operators for the Ventas Properties, in exchange for a payment by Kindred to Ventas of the allocable portion of the $700 million purchase price, Ventas has agreed to convey the applicable Ventas Property to the new owner/operator. At its option, Kindred may also elect to renew the leases for any of the Ventas Properties through April 30, 2025, and transfer them into the single remaining master lease agreement (“Master Lease No. 5”).

Benjamin A. Breier, President and Chief Executive Officer of Kindred, commented, “We are pleased with these mutually beneficial agreements with Ventas that allow us to fully exit the skilled nursing facility business in an expedited manner. We expect our exit from the skilled nursing facility business to be accretive to earnings and to substantially improve our cash flow generation and leverage profile going forward. As announced previously, we expect our associated cost realignment initiative to eliminate approximately $70 million to $100 million of costs, which includes approximately $60 million of direct costs associated with our nursing center division with the balance primarily derived from reductions of indirect costs in our shared service support centers. The agreements with Ventas represent an important step forward in the success of this initiative.”

Mr. Breier added, “With the option to cause the sale of the Ventas Properties, we have the flexibility to pay Ventas as we sell these properties, in conjunction with the sale of our other nursing center assets. While the timing of our exit from the skilled nursing facility business depends on a number of factors, we are targeting completion of the exit prior to the end of 2017. As we have in the past, we will continue to work constructively with Ventas as we find qualified operators for our nursing centers and effectuate an orderly transition for our patients, residents and employees.”

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, remarked, “Kindred’s nursing center portfolio primarily consists of the 36 Ventas Properties (4,363 licensed beds), 26 owned nursing centers (3,503 licensed beds), 25 nursing centers (3,217 licensed beds) leased from other third parties and four managed nursing centers (485 licensed beds), along with seven assisted living facilities (380 licensed beds), of which two are owned and five are leased. We expect the after-tax net proceeds from the sale of these assets will range from $100 million to $300 million after transaction costs, severance expenses, and the amount payable to Ventas for the sale of the Ventas Properties. We expect to apply these anticipated net proceeds to reduce funded debt, which combined with the impact of our cost realignment initiative, the elimination of approximately $90 million of annual rents, and the reduction of approximately $30 million of annual capital expenditures will reduce our leverage.”

Kindred Announces Agreements With Ventas Facilitating Strategic Exit From Skilled Nursing Facility Business

November 14, 2016

The Company will continue to operate the Ventas Properties as it works to sell them to new owners/operators, and they will remain leased under their current master lease agreements until Kindred exercises its purchase option or April 30, 2018, whichever comes first. If Kindred does not complete the acquisition of the Ventas Properties by April 30, 2018, the lease for any remaining Ventas Properties will be automatically renewed through April 30, 2025, and transferred into Master Lease No. 5.

Master Lease Amendments

In addition to the Ventas Properties, the Company also leases 31 long-term acute care (“LTAC”) hospitals from Ventas. In connection with the agreements described above, Kindred has renewed the leases for eight LTAC hospitals it leases from Ventas (the “Hospitals”) through April 30, 2025, and transferred these Hospitals into Master Lease No. 5, which is being amended and restated. The base rent and rent escalators will remain the same for the Hospitals, as well as for the other 23 LTAC hospitals currently in Master Lease No. 5. The Hospitals will be combined into a single renewal bundle with Kindred’s other LTAC hospitals expiring on April 30, 2025.

No rent from the Ventas Properties will be allocated to the Company’s LTAC hospitals.

The amended and restated Master Lease No. 5 contains terms substantially similar to the existing Master Lease No. 5, except for modifications to certain restrictions applicable to Kindred that will take effect if Kindred acquires all of the Ventas Properties and pays Ventas the aggregate consideration. As noted above, since all of the Ventas Properties will either be sold or transferred into Master Lease No. 5, the Company’s other master lease agreements with Ventas will be effectively terminated and only Master Lease No. 5 will remain.

Mr. Breier concluded, “Our extension of the lease term for the Hospitals reflects our confidence in our LTAC business and our mitigation strategy for LTAC patient criteria. Moreover, our agreement with Ventas does not increase the aggregate rent for our hospitals and provides us with substantial certainty on our rent exposure to Ventas for several years. Finally, the amendments to Master Lease No. 5 will provide us with additional transactional flexibility following the sale of the Ventas Properties.”

Additional details of the agreement with Ventas and the amendments to Master Lease No. 5 will be available in a Form 8-K to be filed today with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s ability to exit the skilled nursing facility business and the expected timing of such exit, as well as the Company’s ability to realize the anticipated benefits, sale proceeds, cost savings and strategic gains from this initiative, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

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Kindred Announces Agreements With Ventas Facilitating Strategic Exit From Skilled Nursing Facility Business

November 14, 2016

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(1). As of October 1, 2016, Kindred through its subsidiaries had approximately 102,200 employees providing healthcare services in 2,702 locations in 46 states, including 82 LTAC hospitals, 19 inpatient rehabilitation hospitals, 91 nursing centers, 19 sub-acute units, 647 Kindred at Home home health, hospice and non-medical home care sites of service, 104 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,740 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for seven years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues based upon Kindred consolidated revenues for the twelve months ended September 30, 2016.

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